Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
FIRST FINANCIAL BANKSHARES, INC.
FIRST
     First Financial Bankshares, Inc. (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act and Section 3.059 of the Texas Business Organizations Code, hereby adopts this Amended and Restated Certificate of Formation, which accurately copies the Articles of Incorporation and all amendments thereto that are in effect to date. The prior Articles of Incorporation, as restated and amended by this Amended and Restated Certificate of Formation, are set forth below and contain no other changes in any provisions. For purposes of this document, the prior Articles of Incorporation, including all amendments thereto, will be referred to as the Certificate of Formation.
SECOND
     The shareholders of the Corporation adopted the following amendments to the Certificate of Formation on the 25th day of April, 2006:
1.	ARTICLE TWO of the Certificate of Formation is amended to read as follows:

“The corporation is formed as a domestic for-profit corporation.”

2.	ARTICLE THREE of the Certificate of Formation is amended to read as follows:

“ The purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.”

3.	ARTICLE FOUR of the Certificate of Formation is amended to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue is FORTY MILLION (40,000,000) of the par value of ONE CENT ($0.01) each.”

4.	ARTICLE FIVE of the Certificate of Formation is deleted in its entirety.

5.	ARTICLE SIX of the Certificate of Formation is renumbered as ARTICLE FIVE, and is amended to read as follows:

“The address of its registered office is 400 Pine Street, Abilene, Texas, USA 79601, and the name of its registered agent at such address is F. Scott Dueser.”

6.	ARTICLE SEVEN of the Certificate of Formation is renumbered as ARTICLE SIX, and is amended to read as follows:

     “The number of Directors constituting the current Board of Directors is twelve (12), and the names and addresses of the persons who are currently serving as Directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
Joseph E. Canon	P.O. Box 176, Abilene, TX 79604
Mac Coalson	7801 New Authon Road, Weatherford, TX 76088
David Copeland	273 Walnut St., Abilene, TX 79601
F. Scott Dueser	P.O. Box 701, Abilene, TX 79604
Murray Edwards	5423 FM 3217, Clyde, TX 79510
Derrell E. Johnson	2503 Hillside Court, Southlake, TX 76092
Kade Matthews	P.O. Box 1170, Clarendon, TX 79226
Bynum Miers	P.O. Box 468, Abilene, TX 79604
Kenneth T. Murphy	P.O. Box 701, Abilene, TX 79604
Dian Graves Stai	400 Pine Street, Suite 1000, Abilene, TX 79601
F. L. Stephens	3471 Knickerbocker Rd, #312, San Angelo, TX 76904
Johnny Trotter	3409 FM 1058, Hereford, TX 79045
7.	ARTICLE EIGHT of the Certificate of Formation is deleted in its entirety.

8.	ARTICLE NINE of the Certificate of Formation is renumbered as ARTICLE SEVEN, and is amended to read as follow:

“The right of every shareholder to cumulatively vote shares is denied.”

9.	ARTICLE TEN of the Certificate of Formation is renumbered as ARTICLE EIGHT, and is amended to read as follows:

“The preemptive rights of every shareholder to acquire unissued or treasury shares of the corporation are denied.”

10.	ARTICLE ELEVEN of the Certificate of Formation is renumbered as ARTICLE NINE, and is amended to read as follows:
     “To the fullest extent not prohibited by applicable laws as presently or hereafter in effect, no person shall be liable to the corporation or its shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a Director of the corporation, except liability for (i) a breach of a Director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director’s office, (iv) an act or omission for which the liability of a Director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.
     Each person, his or her heirs, executors, personal representatives and estate, shall be indemnified by the corporation for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she shall be named a party or otherwise be a participant by virtue of being or having been or agreeing to become (i) a Director, officer, employee or agent of the corporation and/or (ii) a Director, officer, employee or agent of any corporation or organization at the request of the corporation. Such indemnity shall be provided to the fullest extent not prohibited by applicable laws presently in effect or as may hereafter be amended. Indemnity shall include, but not be limited to, the advancement of expenses and payment of all loss, liability and expenses. Provided, however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of said settlement have been consented to by the corporation. Further, no indemnification of employees or agents of the corporation (other than Directors and officers) will be made without express authorization of the corporation’s Board of Directors.
     The corporation may, upon the affirmative vote of the majority of its Board of Directors, purchase insurance for the purpose of securing the indemnification of its Directors, officers and other employees to the extent that such indemnification is allowed in this Article. Such insurance may, but need not, be for the benefit of all Directors, officers or employees, and the purchase of any such insurance shall in no way limit the indemnification provisions of the preceding paragraph. Provided, however, that such insurance shall not include coverage for a formal order assessing civil money penalties against a Director or employee of the corporation arising out of an administrative proceeding or action by an appropriate bank regulatory agency.
     No repeal of or amendment to this Article Nine shall have any effect with respect to the liability or alleged liability of any Director occurring prior to such amendment or to the acts or omissions or rights to indemnity of any person occurring prior to such repeal or amendment.”
     The term “Director” in this Article Nine shall include Advisory Directors and Directors Emeritus and Inside Directors serving in a post retirement capacity, as such terms are or may hereafter be defined in the Bylaws of the Company.
THIRD
     Each statement made by this Amended and Restated Certificate of Formation has been effected in conformity with the Texas Business Corporation Act and the Texas Business Organizations Code. This Amended and Restated Certificate of Formation and all amendments made by this Amended and Restated Certificate of Formation were adopted by the shareholders of the Corporation on April 25, 2006 and in accordance with the Texas Business Corporation Act, the Texas Business Organizations Code and the constituent documents of the Corporation.
FOURTH
     The Certificate of Formation and all amendments and supplements thereto are superseded by the following Amended and Restated Certificate of Formation, which accurately copies the entire text of the Certificate of Formation as well as incorporates the amendments set forth above:
ARTICLE ONE
     The name of the corporation is FIRST FINANCIAL BANKSHARES, INC.
ARTICLE TWO
     The corporation is formed as a domestic for-profit corporation.
ARTICLE THREE
     The purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.

ARTICLE FOUR
     The aggregate number of shares which the corporation shall have authority to issue is FORTY MILLION (40,000,000) of the par value of ONE CENT ($0.01) each.
ARTICLE FIVE
     The address of its registered office is 400 Pine Street, Abilene, Texas, USA 79601, and the name of its registered agent at such address is F. Scott Dueser.
ARTICLE SIX
     The number of Directors constituting the current Board of Directors is twelve (12), and the names and addresses of the persons who are currently serving as Directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
Joseph E. Canon	P.O. Box 176, Abilene, TX 79604
Mac Coalson	7801 New Authon Road, Weatherford, TX 76088
David Copeland	273 Walnut St., Abilene, TX 79601
F. Scott Dueser	P.O. Box 701, Abilene, TX 79604
Murray Edwards	5423 FM 3217, Clyde, TX 79510
Derrell E. Johnson	2503 Hillside Court, Southlake, TX 76092
Kade Matthews	P.O. Box 1170, Clarendon, TX 79226
Bynum Miers	P.O. Box 468, Abilene, TX 79604
Kenneth T. Murphy	P.O. Box 701, Abilene, TX 79604
Dian Graves Stai	400 Pine Street, Suite 1000, Abilene, TX 79601
F. L. Stephens	3471 Knickerbocker Rd, #312, San Angelo, TX 76904
Johnny Trotter	3409 FM 1058, Hereford, TX 79045
ARTICLE SEVEN
     The right of every shareholder to cumulatively vote shares is denied.
ARTICLE EIGHT
     The preemptive rights of every shareholder to acquire unissued or treasury shares of the corporation is denied.
ARTICLE NINE
     To the fullest extent not prohibited by applicable laws as presently or hereafter in effect, no person shall be liable to the corporation or its shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a Director of the corporation, except liability for (i) a breach of a Director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director’s office, (iv) an act or omission for which the liability of a Director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.
     Each person, his or her heirs, executors, personal representatives and estate, shall be indemnified by the corporation for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she shall be named a party or otherwise be a participant by virtue of being or having been or agreeing to become (i) a Director, officer, employee or agent of the corporation and/or (ii) a Director, officer, employee or agent of any corporation or organization at the request of the corporation. Such indemnity shall be provided to the fullest extent not prohibited by applicable laws presently in effect or as may hereafter be amended. Indemnity shall include, but not be limited to, the advancement of expenses and payment of all loss, liability and expenses. Provided, however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of said settlement have been consented to by the corporation. Further, no indemnification of employees or agents of the corporation (other than Directors and officers) will be made without express authorization of the corporation’s Board of Directors.
     The corporation may, upon the affirmative vote of the majority of its Board of Directors, purchase insurance for the purpose of securing the indemnification of its Directors, officers and other employees to the extent that such indemnification is allowed in this Article. Such insurance may, but need not, be for the benefit of all Directors, officers or employees, and the purchase of any such insurance shall in no way limit the indemnification provisions of the preceding paragraph. Provided, however, that such insurance shall not include coverage for a formal order assessing civil money penalties against a Director or employee of the corporation arising out of an administrative proceeding or action by an appropriate bank regulatory agency.
     No repeal of or amendment to this Article Nine shall have any effect with respect to the liability or alleged liability of any Director occurring prior to such amendment or to the acts or omissions or rights to indemnity of any person occurring prior to such repeal or amendment.
     The term “Director” in this Article Nine shall include Advisory Directors and Directors Emeritus and Inside Directors serving in a post retirement capacity, as such terms are or may hereafter be defined in the Bylaws of the Company.

FIRST FINANCIAL BANKSHARES, INC.

	By:	/s/ F. Scott Dueser

F. Scott Dueser, President

Dated: May 2, 2006